                                Exhibit No. 23(b)


                        Consent of PricewaterhouseCoopers

                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in its Registration Statement (on Form S-8) of our report dated February 19, 2002, relating to the financial statements of Genmab A/S, which appears in Medarex, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.



                                                 /s/ PricewaterhouseCoopers


Copenhagen Denmark
June 26, 2002